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                                                                    EXHIBIT 11.1

                             CAROLCO PICTURES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                         YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------    QTR. ENDED
                                                 1991              1992              1993           12/31/93
                                           ----------------  ----------------  ----------------  ---------------
Weighted average shares
 outstanding.............................        30,470,134        30,623,569        52,202,174      116,234,339
Less Treasury shares.....................        (1,804,123)         (536,438)       (1,704,645)      (2,227,381)
                                           ----------------  ----------------  ----------------  ---------------
  Total..................................        28,666,011        30,087,131        50,497,529      114,006,958
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Loss from continuing operations..........  $   (216,784,000) $    (97,448,000) $    (63,654,000) $   (30,428,000)
Preferred Dividends......................        (5,466,000)       (4,321,103)         (833,700)        (833,700)
                                           ----------------  ----------------  ----------------  ---------------
  Loss from continuing operations
   attributable to common shares.........  $   (222,250,000) $   (101,769,103) $    (64,487,700) $   (31,261,700)
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
  Loss from continuing operations per
   common share..........................  $          (7.76) $          (3.38) $          (1.28) $         (0.27)
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Income (loss) from discontinued
 operations..............................  $    (48,271,000) $        548,000  $       (730,000) $             0
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Income (loss) from discontinued
 operations per common share.............           $(1.68)             $0.02            $(.01)            $0.00
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Income (loss) from extraordinary items...  $              0  $      8,883,000  $        426,000  $    (1,373,000)
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Income (loss) per common share from
 extraordinary items.....................             $0.00             $0.30             $0.01          $(0.01)
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Net loss.................................  $   (265,055,000) $    (88,017,000) $    (63,958,000) $   (31,801,000)
Preferred dividends......................        (5,466,000)       (4,321,103)         (833,700)        (833,700)
                                           ----------------  ----------------  ----------------  ---------------
Net loss attributable to common shares...  $   (270,521,000) $    (92,338,103) $    (64,791,700) $   (32,634,700)
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
Net loss per common share................  $          (9.44) $          (3.06) $          (1.28) $         (0.28)
                                           ----------------  ----------------  ----------------  ---------------
                                           ----------------  ----------------  ----------------  ---------------
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